James River Coal Company Reports First Quarter 2013 Operating Results

RICHMOND, Va., May 1, 2013 /PRNewswire/ --

  Substantially Completed a Major Restructuring of All Mine Operations and Support Services
  Cash Mining Costs Per Ton Fall in CAPP and Midwest Operations
  Capital Expenditures of $7.7 Million
  Domestic Thermal Market Improves With Higher Natural Gas Prices; Met Coal Market Impacted by Global Economic Concerns
  Continuing to Evaluate Options to Strengthen the Balance Sheet and Improve Liquidity
  Conference Call Slides Posted to Company Website

James River Coal Company (NASDAQ: JRCC), today announced that it had net loss of $42.1 million or $1.21 per diluted share for the first quarter of 2013. The 2013 results are compared to net loss of $15.7 million or $.45 per diluted share for the first quarter of 2012.

Peter T. Socha, Chairman and Chief Executive Officer commented: "Our mining operations had an excellent quarter. As previously discussed, they have substantially completed a major restructuring of all mines and support services. We are now beginning to see the results of this process in both coal production and costs. We are continuing to adjust our operations to changes in the markets for both thermal and met coal. The domestic thermal coal market appears to be benefitting from higher prices in the natural gas market. We are a little more cautious on the met coal market today due to the influence of global economic factors. Lastly, we are continuing to evaluate a wide variety of options to improve our liquidity and strengthen our balance sheet. We are very grateful for the large number of holders of our debt and equity securities that have contacted us to discuss their thoughts and suggestions."

FINANCIAL RESULTS

The following tables show selected operating results for the quarter ended March 31, 2013 compared to the quarter ended March 31, 2012 (in 000's except per ton amounts).

Total Results	Three Months Ended March 31,
	2013		2012
	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,154		2,803
Coal purchased from other sources (tons)	513		362
Total coal available to ship (tons)	2,667		3,165

Coal shipments (tons)	2,417		3,051
Coal sales revenue	$ 175,933	72.79	$ 279,763	91.70
Freight and handling revenue	17,372	7.19	22,222	7.28
Cost of coal sold	163,383	67.60	236,889	77.64
Freight and handling costs	17,372	7.19	22,222	7.28
Depreciation, depletion, & amortization	28,537	11.81	30,120	9.87
Gross profit (loss)	(15,987)	(6.61)	12,754	4.18
Selling, general & administrative	13,967	5.78	15,566	5.10

Adjusted EBITDA (1)	$ 581	0.24	$ 29,737	9.75

(1)	Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended March 31,
	2013		2012
CAPP	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,566		2,244
Coal purchased from other sources (tons)	513		362
Total coal available to ship (tons)	2,079		2,606
Coal shipments (tons)
Steam (tons)	1,096		1,764
Metallurgical (tons)	744		728
Total Shipments (tons)	1,840		2,492
Coal sales revenue
Steam	$ 82,213	75.01	$ 151,866	86.09
Metallurgical	67,968	91.35	103,174	141.72
Total coal sales revenue	150,181	81.62	255,040	102.34
Freight and handling revenue	17,196	9.35	21,044	8.44
Cost of coal sold	$ 141,591	76.95	$ 213,829	85.81
Freight and handling costs	17,196	9.35	21,044	8.44

	Three Months Ended March 31,
	2013		2012
Midwest	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	588		559
Coal purchased from other sources (tons)	-		-
Total coal available to ship (tons)	588		559
Coal shipments (tons)
Steam (tons)	577		559
Metallurgical (tons)	-		-
Total Shipments (tons)	577		559
Coal sales revenue
Steam	$ 25,752	44.63	$ 24,723	44.23
Metallurgical	-	-	-	-
Total coal sales revenue	25,752	44.63	24,723	44.23
Freight and handling revenue	176	0.31	1,178	2.11
Cost of coal sold	$ 21,792	37.77	$ 23,060	41.25
Freight and handling costs	176	0.31	1,178	2.11

LIQUIDITY AND CASH FLOW

As of March 31, 2013, the Company had available liquidity of $107.2 million calculated as follows (in millions):

Unrestricted Cash	$97.9
Availability under the Revolver	72.7
Letters of Credit Issued under the Revolver	(63.4)

Available Liquidity	$107.2

Restricted Cash	$36.7

Other significant items impacting liquidity in the quarter:

Capital expenditures	$(7.7)
Seasonal increase in inventories	(21.7)
Reduction in accounts receivable	10.8
Reduction in accounts payable	(16.4)

SALES POSITION

As of April 30, 2013, we had the following agreements to ship coal at a fixed and known price (in 000's except per ton amounts):

	2013 Priced
	As of March 6, 2013		As of April 30, 2013		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	5,012	$ 81.39	5,870	$ 81.05	858	$ 79.06
Midwest (2)	2,544	$ 45.04	2,544	$ 45.04	-	$ -

	2014 Priced
	As of March 6, 2013		As of April 30, 2013		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	300	$ 75.75	300	$ 75.75	-	$ -
Midwest (2)	900	$ 47.64	900	$ 47.64	-	$ -

(1) Priced tons in CAPP in 2013 do not include approximately 264,000 tons of met coal that have been sold but not yet priced.
(2) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the quarterly earnings May 1, 2013 at 10:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860. A replay of the conference call will be available on the Company's website.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators, and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2013	December 31, 2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$97,885	127,386
Trade receivables	79,024	89,816
Inventories:
Coal	51,254	26,598
Materials and supplies	17,033	16,699
Total inventories	68,287	43,297
Prepaid royalties	8,912	8,623
Other current assets	6,483	9,127
Total current assets	260,591	278,249
Property, plant, and equipment, net	830,474	855,217
Restricted cash and short term investments	36,681	36,558
Other assets	32,270	34,097
Total assets	$1,160,016	1,204,121

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$56,511	72,861
Accrued salaries, wages, and employee benefits	12,408	10,996
Workers' compensation benefits	9,900	9,900
Black lung benefits	2,508	2,508
Accrued taxes	9,999	8,382
Other current liabilities	26,914	22,124
Total current liabilities	118,240	126,771
Long-term debt, less current maturities	549,810	546,407
Other liabilities:
Noncurrent portion of workers' compensation benefits	67,541	66,953
Noncurrent portion of black lung benefits	63,325	62,834
Pension obligations	34,300	35,325
Asset retirement obligations	100,116	99,177
Other	11,418	12,027
Total other liabilities	276,700	276,316
Total liabilities	944,750	949,494
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
35,858,082 and 35,866,549 shares as of March 31, 2013 and December 31, 2012	359	359
Paid-in-capital	547,488	546,289
Accumulated deficit	(278,704)	(236,588)
Accumulated other comprehensive loss	(53,877)	(55,433)
Total shareholders' equity	215,266	254,627
Total liabilities and shareholders' equity	$1,160,016	1,204,121

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenues
Coal sales revenue	$175,933	279,763
Freight and handling revenue	17,372	22,222
Total revenue	193,305	301,985
Cost of sales:
Cost of coal sold	163,383	236,889
Freight and handling costs	17,372	22,222
Depreciation, depletion, and amortization	28,537	30,120
Total cost of sales	209,292	289,231
Gross profit (loss)	(15,987)	12,754
Selling, general and administrative expenses	13,967	15,566
Total operating loss	(29,954)	(2,812)
Interest expense	12,510	13,385
Interest income	(178)	(214)
Miscellaneous income, net	(103)	(343)
Total other (income) expense, net	12,229	12,828
Net loss before income taxes	(42,183)	(15,640)
Income tax (benefit) expense	(67)	19
Net loss	$(42,116)	(15,659)
Earnings (loss) per common share
Basic earnings (loss) per common share	$(1.21)	(0.45)
Diluted earnings (loss) per common share	$(1.21)	(0.45)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(42,116)	(15,659)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	28,537	30,120
Accretion of asset retirement obligations	1,114	1,307
Amortization of debt discount and issue costs	4,048	4,277
Stock-based compensation	1,199	1,348
Gain on sale or disposal of property, plant and equipment	(11)	(126)
Changes in operating assets and liabilities:
Receivables	10,792	(1,063)
Inventories	(21,678)	(1,940)
Prepaid royalties and other current assets	2,355	4,269
Restricted cash	(123)	(69)
Other assets	1,168	(947)
Accounts payable	(16,350)	(31,558)
Accrued salaries, wages, and employee benefits	1,412	(1,970)
Accrued taxes	1,617	(416)
Other current liabilities	4,703	1,930
Workers' compensation benefits	588	1,442
Black lung benefits	1,510	1,234
Pension obligations	(488)	151
Asset retirement obligations	(88)	(218)
Other liabilities	(1)	(79)
Net cash used in operating activities	(21,812)	(7,967)
Cash flows from investing activities:
Additions to property, plant, and equipment	(7,700)	(22,885)
Proceeds from sale of property, plant and equipment	11	526
Net cash used in investing activities	(7,689)	(22,359)
Increase (decrease) in cash	(29,501)	(30,326)
Cash and cash equivalents at beginning of period	127,386	199,711
Cash and cash equivalents at end of period	$97,885	169,385

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Reconciliation of Non GAAP Measures
(in thousands)
(unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. We believe that Adjusted EBITDA presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA, may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended
	March 31,	March 31,
	2013	2012

Net loss	$(42,116)	(15,659)
Income tax expense (benefit)	(67)	19
Interest expense	12,510	13,385
Interest income	(178)	(214)
Depreciation, depletion, and amortization	28,537	30,120
EBITDA (before adjustments)	$(1,314)	27,651
Other adjustments specified
in our current debt agreement
Other	1,895	2,086
Adjusted EBITDA	$581	29,737

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000